UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On July 24, 2023, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced data supporting the memory- and cognition-enhancing effects of its TNX-601 ER (tianeptine hemioxalate extended release) and TNX-4300 (estianeptine), the single (S)-isomer of tianeptine, product candidates. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On July 24, 2023, the Company announced data supporting the memory- and cognition-enhancing effects of TNX-601 ER and TNX-4300. The findings reported today show that tianeptine and estianeptine improve memory and cognition as measured in the rat Novel Object Recognition (“NOR”) test. The finding that estianeptine is responsible for improving memory and cognition suggests a role for PPAR-β/δ activation in memory. The memory- and cognition-enhancing effects of racemic tianeptine and estianeptine seen in the NOR test are consistent with human clinical studies in which racemic tianeptine treatment improved cognition and memory in patients with Alzheimer’s disease and depression and in patients with bipolar disorder. The Company believes these findings support the development of tianeptine and estianeptine in psychiatric and neurodegenerative diseases.

The Company believes its ongoing clinical studies in major depression on TNX-601 ER, which contains racemic tianeptine, are expected to inform and potentially accelerate the development of TNX-4300 which contains the single isomer, estianeptine. The Company believes that estianeptine bypasses the synapse and activates intracellular PPAR-β/δ and PPAR-γ targets. The finding that estianeptine is responsible for tianeptine’s ability to improve memory and cognition in the NOR test implicates PPAR-β/δ activation specifically as a molecular target. This finding is consistent with the impaired memory of mice lacking the PPAR-β/δ gene. In depression, estianeptine is believed to act on PPAR-β/δ and PPAR-γ targets in the nucleus to enhance genetic transactivation involved in restoring hippocampal neuroplasticity and neurogenesis. The Company believes these findings have applicability to neurodegenerative diseases in which neuronal connections are atrophied. The reported PPAR mechanism has potential relevance to why tianeptine is not associated with sexual dysfunction, weight gain or several other treatment-limiting toxicities, which are associated with the antidepressants currently marketed in the U.S. for long-term use.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 104	Press Release of the Company, dated July 24, 2023 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 24, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer